Exhibit 99.1

Sorrento to Present at Jefferies 2015 Immuno-Oncology Summit

SRNE Included Among “25 Top Immunotherapy Companies” in Newly Launched Loncar Cancer Immunotherapy Index (LCINDX)

SAN DIEGO, April 13, 2015 /PRNewswire/ — Sorrento Therapeutics, Inc. (NASDAQ: SRNE; Sorrento), an oncology company developing new treatments for cancer and associated pain, today announced that Dr. Henry Ji, President and Chief Executive Officer, is scheduled to present a corporate overview at the Jefferies 2015 Immuno-Oncology Summit on Wednesday, Apr. 15 from 10:30 to 10:50 AM in the John Foster Salon at the Boston Harbor Hotel, Boston.

Sorrento also announced that its stock had been added to the Loncar Cancer Immunotherapy Index (LCINDX) last week. According to Loncar Investments, LLC, the producer of the index, LCINDX is “the first professional index to track the transformational immunotherapy field within the biotechnology space. The LCINDX index seeks to track the performance of a basket of companies that develops therapies to treat cancer by harnessing the body’s own immune system. The index will provide a metric to follow its progress as researchers advance new technologies for the benefit of patients who fight cancer disease.” Sorrento has no relationship with nor receives any compensation from Loncar Investments, LLC and interested parties should contact the sponsor directly.

About Sorrento Therapeutics, Inc.

Sorrento is an oncology company developing new treatments for cancer and associated pain. Sorrento’s most advanced asset Cynviloq™, the next-generation nanoparticle paclitaxel, completed patient enrollment in the TRIBECA registrational trial in January. Sorrento is also developing resiniferatoxin (RTX), a non-opiate TRPV1 agonist currently in a Phase 1/2 study at the NIH to treat terminal cancer patients suffering from intractable pain.

In December 2014, the company and NantWorks formed a global joint venture, now called Nantibody, to focus on certain next generation immunotherapies for cancer and autoimmune diseases. The company and Conkwest, Inc., a privately-held immuno-oncology company developing proprietary Neukoplast®, a Natural Killer (NK) cell-line based therapy, also entered into an agreement to jointly develop next generation CAR.TNK™ (Chimeric Antigen Receptor Tumor-attacking Neukoplast) immunotherapies for the treatment of cancer. The CAR.TNK technology platform combines Conkwest’s proprietary Neukoplast cell line with Sorrento’s proprietary G-MAB® fully human antibody technology and CAR designs to further enhance the potency and targeting of Neukoplast. More recently, in March 2015, Sorrento entered into a global collaboration with NantCell, a NantWorks company, to discover and develop novel anti-cancer immunotherapies.

The company has made significant advances in developing human monoclonal antibodies, complemented by comprehensive and fully integrated bispecific antibody and antibody drug conjugate (ADC) platforms that include proprietary conjugation chemistries, linkers and toxic payloads. Sorrento’s strategy is to enable a multi-pronged approach to combating cancer with small molecules, mono- and bispecific therapeutic antibodies, ADCs and adoptive cellular immunotherapy.

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about Sorrento’s Cynviloq registrational trial; Sorrento’s advances made in developing RTX and human monoclonal antibodies using its proprietary G-MAB fully human antibody technology, if any; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2013, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Sorrento Therapeutics™, the Sorrento logo, Cynviloq™, TRIBECA™ (TRIal establishing bioequivalence [BE] between Cynviloq and Albumin-bound paclitaxel), G-MAB™, CAR.TNK™, Chimeric Antigen Receptor Tumor-attacking Neukoplast™, and TNK™ are trademarks owned by Sorrento Therapeutics, Inc.

All other trademarks and tradenames are the property of their owners.